UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2010
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware (State or other jurisdiction of incorporation or organization)	25-1723345 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219 (Address of principal executive offices)	(412) 454-2200 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Receivables Facility
     On December 16, 2010, WESCO Distribution, Inc. (“WESCO Distribution”), a wholly-owned subsidiary of WESCO International, Inc. (the “Company”), entered into an amendment of its existing accounts receivable securitization facility (the “Receivables Facility”), pursuant to the terms and conditions of the Third Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009 (the “Amendment”), by and among WESCO Receivables Corp., WESCO Distribution, the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association, as Administrator. The Amendment increases the purchase commitment under the Receivables Facility by $50 million to $450 million, adds TVC Communications, L.L.C. (“TVC”) as an originator under the Receivables Facility and increases the maximum percentage of eligible receivables in the receivables pool originated by a foreign obligor from 1.0% to 3.0%.
     The foregoing description of the Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Amendment to Credit Agreement
     On December 16, 2010, the Company and WESCO Distribution, together with certain of WESCO Distribution’s subsidiaries, entered into a Limited Consent and Amendment No. 6 to Third Amended and Restated Revolving Credit Agreement (the “Credit Amendment”), dated November 1, 2006, as amended (as amended, the “Credit Agreement”). The Credit Amendment provides for certain internal restructuring actions to be completed by WESCO Distribution and its direct and indirect U.S. and foreign subsidiaries as a result of the acquisition of TVC and its subsidiaries, and adds TVC and certain of its subsidiaries as parties thereto, subject to the conditions set forth therein. All other material terms and conditions of the Credit Agreement remain unchanged.
     The foregoing description of the Credit Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Credit Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On December 16, 2010, WESCO Distribution announced the completion of its acquisition of the membership interests of TVC pursuant to a Membership Interest Purchase Agreement (the “Agreement”) by and among WESCO Distribution, WDCH, LP, a wholly-owned subsidiary of WESCO Distribution (“Buyer”), TVC and Palisades TVC Holding, L.L.C. (“Seller”). The following description of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Agreement, which was previously filed and is incorporated herein by reference.

     Under the terms of the Agreement, Buyer purchased from Seller all of the outstanding membership interests in TVC for an aggregate purchase price of $246.5 million, subject to certain adjustments based upon TVC’s transaction expenses and outstanding debt, working capital and cash on hand at closing. Of the purchase price, $20.0 million will be retained in escrow, with $10.0 million subject to release from escrow after 12 months and the remainder subject to release after 21 months. WESCO Distribution funded the acquisition price paid at closing with borrowings under the Receivables Facility.
     On December 16, 2010, the Company issued a press release regarding the completion of the acquisition of TVC. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is hereby incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 2.1	Membership Interest Purchase Agreement, dated as of November 16, 2010, by and among WESCO Distribution, Inc., WDCH, LP, TVC Communications, L.L.C. and Palisades TVC Holding, L.L.C. (incorporated by reference to the Company’s Current Report on Form 8-K dated November 18, 2010)

Exhibit 10.1	Third Amendment, dated as of December 16, 2010, to Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association (as successors to Wachovia), as Administrator (filed herewith)

Exhibit 10.2	Limited Consent and Amendment No. 6 to Third Amended and Restated Credit Agreement, dated as of December 16, 2010 (filed herewith)

Exhibit 99.1	Press Release of WESCO International, Inc., dated as of December 16, 2010 (filed herewith)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
	By:	/s/ Richard P. Heyse
Richard P. Heyse
Dated: December 16, 2010		Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 2.1	Membership Interest Purchase Agreement, dated as of November 16, 2010, by and among WESCO Distribution, Inc., WDCH, LP, TVC Communications, L.L.C. and Palisades TVC Holding, L.L.C. (incorporated by reference to the Company’s Current Report on Form 8-K dated November 18, 2010)

Exhibit 10.1	Third Amendment, dated as of December 16, 2010, to Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association (as successors to Wachovia), as Administrator (filed herewith)

Exhibit 10.2	Limited Consent and Amendment No. 6 to Third Amended and Restated Credit Agreement, dated as of December 16, 2010 (filed herewith)

Exhibit 99.1	Press Release of WESCO International, Inc., dated as of December 16, 2010 (filed herewith)